Exhibit 3.2
CERTIFICATE OF AMENDMENT
OF THE CHARTER OF
ML LIFE INSURANCE COMPANY OF NEW YORK
Under Section 1206 of the Insurance Law
and
Section 805 of the Business Corporation Law
of the State of New York
     We, the undersigned, Lonny J. Olejniczak, President of ML Life Insurance Company of New York, and Frank A. Camp, Secretary of ML Life Insurance Company of New York, hereby certify as follows:
     1. The name of the Corporation is ML Life Insurance Company of New York (the “Corporation”). The name under which the Corporation was originally formed is Agway Life Insurance Company, and its name was thereafter changed to Royal Tandem Life Insurance Company, and then to ML Life Insurance Company of New York, the Corporation’s present name.
     2. The Corporation’s Declaration of Intention and Charter was filed in the Office of the Superintendent of Insurance of the State of New York (the “Superintendent’s Office”) on November 28, 1973. The Corporation’s Certificate of Amendment and Restatement of Charter was filed in the Superintendent’s Office on September 3, 1986.
     3. The Charter of the Corporation is hereby amended: (i) to change the name of the Corporation to “Transamerica Advisors Life Insurance Company of New York”.

     4. The text of Article I of the Corporation’s Charter, which states the name of the Corporation, is hereby amended to read as herein set forth in full:
ARTICLE I
NAME
The name of the Corporation shall be
Transamerica Advisors Life Insurance Company of New York.
     6. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was authorized and approved by the Board of Directors of the Corporation at a meeting held on June 8, 2010, and by Written Consent of all of the Shareholders of the Corporation dated June 8, 2010.
     IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 10th day of June, 2010.

/s/ Lonny J. Olejniczak Lonny J. Olejniczak, President

/s/ Frank A. Camp Frank A. Camp, Secretary

State of Iowa	)
	)	ss:
County of Linn	)
     On this 10th day of June, 2010, before me came Lonny J. Olejniczak and Frank A. Camp, to me known to be the individuals described in and who executed the foregoing instrument, in my presence, and they acknowledged that they executed the same.

/s/ Mary A. Craig Notary Public

NY-Articles of Amendment